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Exhibit 12.  Statement re:
Computation of Ratio of Earnings to Fixed Charges

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                                             Year Ended         Year Ended        Year Ended        Year Ended       Year Ended
                                            December 31,       December 31,      December 31,      December 31,     December 31,
                                            ------------------------------------------------------------------------------------
                                                2001               2000              1999              1998              1997
                                            ------------------------------------------------------------------------------------
                                                                          (Dollars in thousands)
Inclusive of interest on deposits:
Earnings:
Pre-tax income                                    94,941             88,870            82,755            62,495           60,655
Add: Fixed charges                               215,854            218,375           169,546           151,728          146,293
Less: Interest capitalized                          (168)              (256)             (536)             (267)            (308)
                                            ------------------------------------------------------------------------------------
Earnings                                         310,627            306,989           251,765           213,956          206,640
                                            ====================================================================================

Fixed charges:
Interest on deposits                             120,664            115,509            99,665            95,788           98,581
Interest on borrowed funds                        93,825            101,664            68,736            54,787           46,635
Rent expense                                       1,365              1,202             1,145             1,153            1,077
                                            ------------------------------------------------------------------------------------
Fixed charges                                    215,854            218,375           169,546           151,728          146,293
                                            ====================================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits                 1.44               1.41              1.48              1.41             1.41
                                            ====================================================================================

Exclusive of interest on deposits:
Earnings:
Pre-tax income                                    94,941             88,870            82,755            62,495           60,655
Add: Fixed charges                                95,190            102,866            69,881            55,940           47,712
Less: Interest capitalized                          (168)              (256)             (536)             (267)            (308)
                                            ------------------------------------------------------------------------------------
Earnings                                         189,963            191,480           152,100           118,168          108,059
                                            ====================================================================================

Fixed charges:
Interest on deposits                                   -                  -                 -                 -                -
Interest on borrowed funds                        93,825            101,664            68,736            54,787           46,635
Rent expense                                       1,365              1,202             1,145             1,153            1,077
                                            ------------------------------------------------------------------------------------
Fixed charges                                     95,190            102,866            69,881            55,940           47,712
                                            ====================================================================================
Ratio of earnings to fixed charges
  exclusive of interest on deposits                 2.00               1.86              2.18              2.11             2.26
                                            ====================================================================================
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